UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Priority Income Fund, Inc. Pathway Energy Infrastructure Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Shareholder Services

Shareholder Name
Address 1
Address 2
Address 3

IMPORTANT NOTICE

Re: Priority Income Fund, Inc.

Dear Shareholder:

We have tried unsuccessfully to contact you regarding a very important matter regarding your investment in Priority Income Fund, Inc. (the “Fund”). This matter pertains to important operating initiatives for the Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-800-991-5628 Extension 11111 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,
M. Grier Eliasek
Chief Executive Officer

REFERENCE NUMBER: 123456789

Priority Income Fund, Inc.
10 East 40th Street, 42nd Floor New York, New York 10016

Shareholder Services

Shareholder Name
Address 1
Address 2
Address 3

IMPORTANT NOTICE

Re: Pathway Energy Infrastructure Fund, Inc.

Dear Shareholder:

We have tried unsuccessfully to contact you regarding a very important matter regarding your investment in Pathway Energy Infrastructure Fund, Inc. (the “Fund”). This matter pertains to important operating initiatives for the Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-800-991-5628 Extension 11111 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

M. Grier Eliasek
Chief Executive Officer

REFERENCE NUMBER: 123456789

Pathway Energy Infrastructure Fund, Inc.
10 East 40th Street, 42nd Floor New York, New York 10016

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